                                [LOGO OF EAGLE]

                               PSB BANCORP, INC.
        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

5,000,000 SHARES PREFERRED STOCK                 15,000,000 SHARES COMMON STOCK
       Without Par Value                                Without Par Value

                                       SPECIMEN
THIS CERTIFIES THAT______________________________________________________is the

owner of__________________________________________shares of the PREFERRED STOCK of PSB BANCORP, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

     The Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class authorized to be issued.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this__________________________________________________________________
day of_____________________________________________________A.D. 19______.

_______________________________________      _________________________________
                         SECRETARY                                 PRESIDENT